CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We hereby consent to the incorporation by reference in this Registration Statement of DWS Institutional Funds on Form N-1A ("Registration Statement") of our report dated August 28, 2007 relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report to Shareholders of DWS Commodity Securities Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
September 28, 2007